UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Information Statement

◻  Confidential, for Use of the Commission Only (as permitted by Rule 14c 5(d)(2))

◻  Definitive Information Statement

RAMACO RESOURCES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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RAMACO RESOURCES, INC.

250 WEST MAIN STREET, SUITE 1800

LEXINGTON, KENTUCKY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THE DATE OF THIS INFORMATION STATEMENT IS DECEMBER  , 2020.

To all Stockholders of Ramaco Resources, Inc.:

Ramaco Resources, Inc. (the “Company,” “our,” or “we”) is delivering this Notice and the accompanying Information Statement to inform our stockholders that, on December 10, 2020, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., Yorktown Energy Partners XI, L.P. and Randall W. Atkins, constituting the holders of a majority of our outstanding common stock, approved by written consent in lieu of a meeting of stockholders:

1.	an increase in the size of the board of directors (the “Board”) of the Company to consist of 11 Board members (the “Board Size Increase”); and
2.	an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”), attached as Appendix A to the Information Statement accompanying this Notice, to rename the officer position of President and Chief Executive Officer as Chief Executive Officer (the “Bylaws Amendment”).

The Board Size Increase and Bylaws Amendment will not become effective until January  , 2021, which is 20 calendar days after this Notice and the accompanying Information Statement is first mailed or otherwise delivered to our stockholders.

The Information Statement is being furnished to the Company’s stockholders of record pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, solely for the purpose of informing our stockholders of the approval of the Board Size Increase and Bylaws Amendment before each takes effect.

Approximate Date of Mailing: December  , 2020.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of the Company as of the close of business on December 15, 2020.

By Order of the Board

Randall W. Atkins

Executive Chairman

December  , 2020

RAMACO RESOURCES, INC.

250 WEST MAIN STREET, SUITE 1800
LEXINGTON, KENTUCKY

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Corporate Action Taken – Board Size Increase and Bylaws Amendment

Background

Ramaco Resources, Inc. (the “Company,” “our,” or “we”) is delivering this Notice and the accompanying Information Statement to inform our stockholders that, on December 10, 2020, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P. Yorktown Energy Partners XI, L.P. (collectively, “Yorktown”) and Randall W. Atkins (together with Yorktown, the “Consenting Stockholders”), constituting the holders of a majority of our outstanding common stock, approved by written consent in lieu of a meeting of stockholders:

1.	an increase in the size of the board of directors (the “Board”) of the Company to consist of 11 Board members (the “Board Size Increase”); and
2.	an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”), attached as Appendix A to the Information Statement accompanying this Notice, to rename the officer position of President and Chief Executive Officer as Chief Executive Officer (the “Bylaws Amendment”).

Section 2.14 of the Bylaws and Section 6.1 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) permit any action required or permitted to be taken at any annual meeting or special meeting of the Company’s stockholders to be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of the Company’s outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Additionally, Section 3.2 of the Bylaws and Section 5.4 of the Certificate of Incorporation state that, prior to the Trigger Date (as defined in each such document), which has not occurred, the number of directors shall be fixed exclusively pursuant to a resolution adopted by the affirmative vote of holders of not less than 50% in voting power of the then outstanding shares of stock entitled to vote thereon, voting together as a single class and acting at a meeting of the stockholders or by written consent. Further, Section 8.1 of the Bylaws and Section 8.1 of the Certificate of Incorporation state that, prior to the Trigger Date, the Board is permitted to adopt, amend or repeal the Bylaws of the Company with the approval of a majority of all members of the Board and the affirmative vote of holders of not less than 50% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. All necessary approvals under the Bylaws and Certificate of Incorporation required to approve the Board Size Increase and Bylaws Amendment have been obtained as a result of the approval by written consent of the Consenting Stockholders and, with respect to the Bylaws Amendment, approval by a majority of all members of the Board. No further action is required of the Company’s stockholders or Board to effect the foregoing approved actions.

Following the Effective Date (as defined below), the officer position of President and Chief Executive Officer shall be renamed as Chief Executive Officer.

In addition, following the effectiveness of the Board Size Increase on the Effective Date, there will be two vacancies on the Board. On December 10, 2020, the Board approved the appointments of Mahmud Riffat, David E. K. Frischkorn, Jr. and E. Forrest Jones, Jr. to serve as members of the Board with terms expiring at the Company’s annual meeting of stockholders in 2021 or until their earlier death, resignation, disqualification or removal. The appointment of Mr. Riffat was effective as of December 10, 2020, and the appointments of Messrs. Frischkorn and

Jones will be effective on the Effective Date and will fill the two vacancies. The Board believes that these individuals have the necessary skills and experience to adequately fulfill the duties and obligations of directors of the Company and that they will be valuable members of the Company.

Mahmud Riffat

Mr. Riffat, age 35, is a Principal at Energy Capital Partners (“ECP”). He is involved in the firm’s credit and capital solutions investment activities. Prior to joining Energy Capital Partners in 2017, Mr. Riffat was a Vice President at First Reserve from 2014 to 2017 where he was responsible for sourcing, executing and overseeing primary and secondary energy credit investment opportunities. Previously, Mr. Riffat was an Associate from 2009 to 2012 at Global Infrastructure Partners, a private equity firm focused on infrastructure investments. Mr. Riffat began his career as an Analyst in the Global Energy & Power Investment Banking Group at Merrill Lynch & Co., where he worked from 2007 to 2009.

Mr. Riffat earned a B.S. in Foreign Service from the Edmund A. Walsh School of Foreign Service at Georgetown University and an M.B.A. from Columbia University where he graduated from the Value Investing Program.

David E. K. Frischkorn, Jr.

Mr. Frischkorn, age 69, is an investment advisor with more than 15 years of energy industry experience. Previously, Mr. Frischkorn was Managing Director, Corporate Finance at Seaport Global Holdings LLC investment bank from November 2011 to December 2017. Mr. Frischkorn also served as Vice Chairman-Corporate Finance of Dahlman Rose & Company LLC, a New York-based investment bank, from September 2004 to September 2011, and as Managing Director of the Energy Group of Jefferies & Co., an investment bank, from August 1996 to February 2003.

Mr. Frischkorn holds an M.B.A. in Finance and Accounting from Columbia Business School and an M.A. in Economics and German from Tufts University.

E. Forrest Jones, Jr.

Mr. Jones, age 69, is the owner and manager of Jones & Associates, a law firm in Charleston, West Virginia, which focuses upon all areas of corporate and business practice and specializes in the corporate and regulatory matters relating to the coal industry. He received his license to practice law in 1977, and prior to starting Jones & Associates, was a Partner with Hall, Albertson and Jones, Attorneys at Law, from 1977 to 1998. Over the course of his career, Mr. Jones has served as General Field Counsel for Pickands Mather & Company, W-P Coal Company, Agipcoal USA, Inc. (formerly Enoxy Coal, Inc.), Agipcoal America Inc. and Costain Coal Inc.

Mr. Jones received a B.A. in American History from University of Virginia, a B.S. in Business Administration from West Virginia University and a J.D. from West Virginia University. He is admitted to practice in the Circuit Courts and The Supreme Court of Appeals for the State of West Virginia, the U.S. District Court for the Southern District of West Virginia and the United States Court of Appeals for the Fourth Circuit.

Stockholders Entitled to Receive Notice of Action by Written Consent

This Information Statement is being furnished to the Company’s stockholders of record pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), solely for the purpose of informing our stockholders of the approval of the Board Size Increase and the Bylaws Amendment before each takes effect.

Approximate Date of Mailing:

December  , 2020.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 under the Exchange Act, the written consent will become effective on or after January  , 2021, which is 20 calendar days following the date this Notice and the accompanying Information Statement is first sent or given to our stockholders (the “Effective Date”).

Dissenters’ Right of Appraisal

We are a Delaware corporation and are governed by the Delaware General Corporation Law. Holders of the shares of the Company’s common stock do not have appraisal or dissenters’ rights under the Delaware General Corporation Law in connection with the Board Size Increase or Bylaws Amendment. We will not independently provide our stockholders with any such right of dissent.

Voting Securities and Principal Holders Thereof

As of December 10, 2020, the Company had 42,716,901 shares of common stock issued, outstanding, and eligible to vote. Each outstanding share of our common stock is entitled to one vote per share.

The following table shows stock ownership of (a) each person who is known to us to own beneficially more than 5% of the Company’s common stock, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and (b) each of our executive officers and directors (including Messrs. Riffat, Frischkorn and Jones) and (c) all of our directors and executive officers as a group. As of December 10, 2020, there were 42,716,901 shares of our common stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors or named executive officers (the “NEOs”), as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Ramaco Resources, Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507. The address for ECP is 51 John F Kennedy Parkway Suite 200, Short Hills, NJ 07078. The address for Yorktown is 410 Park Avenue, Suite 1900, New York, New York 10022.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)%
Five Percent Stockholders:
Yorktown Energy Partners IX, L.P.(3)	11,471,525	26.85%
Yorktown Energy Partners X, L.P.(4)	3,692,881	8.65%
Yorktown Energy Partners XI, L.P.(5)	5,587,127	13.08%
Energy Capital Partners Mezzanine Opportunities Fund A, LP(6)	4,423,181	10.35%
Directors and NEOs:
Randall W. Atkins(7)	3,091,818	7.24%
Michael D. Bauersachs(8)	3,141,917	7.36%
Christopher L. Blanchard	360,876	*
Jeremy Sussman	268,326	*
Bruce E. Cryder	84,301	*
Bryan H. Lawrence(9)	20,751,533	48.58%
Peter Leidel(9)	20,751,533	48.58%
Richard M. Whiting	80,456	*
Patrick C. Graney, III	142,456	*
Tyler Reeder(10)	5,631,349	13.18%
Mahmud Riffat(10)	5,631,349	13.18%
C. Lynch Christian III	44,037	*
David E. K. Frischkorn, Jr.	–	*
E. Forrest Jones	–	*
All directors and executive officers as a group (13 persons)	33,597,069	78.65%

*	Represents less than 1%

(1)	Pursuant to Rule 13d‑3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.
(2)	The number of shares beneficially owned by each person or group as of December 10, 2020 includes shares of common stock that such person or group has the right to acquire within 60 days of December 10, 2020, including upon the exercise of options to purchase common stock or the vesting of restricted stock awards.
(3)	Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2019. Such filing indicates that Yorktown Energy Partners IX, L.P. has shared voting power with respect to 11,471,525 shares and shared dispositive power with respect to 11,471,525 shares. Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein.
(4)	Number of shares based on a Schedule 13D filed with the SEC on February 21, 2017. Such filing indicates that Yorktown Energy Partners X, L.P. has shared voting power with respect to 3,692,881 shares and shared dispositive power with respect to 3,692,881 shares. Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein.
(5)	Number of shares based on a Schedule 13D filed with the SEC on February 21, 2017. Such filing indicates that Yorktown Energy Partners XI, L.P. has shared voting power with respect to 5,587,127 shares and shared dispositive power with respect to 5,587,127 shares. Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein.
(6)	Number of shares based on a Schedule 13D filed with the SEC on June 2, 2017. Such filing indicates that Energy Capital Partners Mezzanine Opportunities Fund A, LP has shared voting power with respect to 4,423,181 shares and shared dispositive power with respect to 4,423,181 shares.
(7)	Includes options to purchase 468,712 shares of common stock.
(8)	Includes options to purchase 468,712 shares of common stock.
(9)	Because of the relationship of Messrs. Lawrence and Leidel to Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (the “Yorktown Funds”), Messrs. Lawrence and Leidel may be deemed indirect beneficial owners of the 20,751,533 shares of common stock owned by the Yorktown Funds. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of the common stock owned by the Yorktown Funds but they disclaim beneficial ownership of such shares.
(10)	Because of the relationship of Messrs. Reeder and Riffat to Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP and ECP Mezzanine B (Ramaco IP), LP. (the “ECP Funds”), Messrs. Reeder and. Riffat may be deemed indirect beneficial owners of the 5,631,349 shares of common stock owned by the ECP Funds. Pursuant to applicable reporting requirements, Messrs. Reeder and

Riffat are reporting indirect beneficial ownership of the entire amount of the common stock owned by the ECP Funds but they disclaim beneficial ownership of such shares.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Except as set forth below, no person who has been an officer or director of the Company at any time since January 1, 2019, other than in their role as such, has had a substantial or material interest in the consummation of the Board Size Increase or Bylaws Amendment, which, to the extent such officer or director is a holder of common stock, is not shared by all other holders of common stock in accordance with their respective ownership interests in the Company:

●	Two of our nine directors are affiliated with the Consenting Stockholders. Certain affiliates of Yorktown are parties to that certain Shareholders’ Agreement, dated as of February 8, 2017, with the Company (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, for so long as Yorktown holds at least 25% but less than 50% of the outstanding shares of the Company’s common stock, Yorktown has the right to designate up to three individuals to the Board. Messrs. Lawrence and Leidel were appointed by Yorktown.

Delivery of Documents to Security Holders Sharing an Address

We will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting us at: 250 West Main Street, Suite 1800, Lexington, Kentucky 40507, Attention: Secretary, or by calling (859) 244-7455. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

Available Information

Our investor relations website is ir.ramacoresources.com and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Conduct and Ethics) and press releases. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov. The information on our website or on any other website is not part of this Information Statement.

By Order of the Board

Randall W. Atkins

Executive Chairman

December  , 2020

Appendix A

Amendment No. 1 to the Amended and Restated Bylaws of Ramaco Resources, Inc.

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED BYLAWS OF
RAMACO RESOURCES, INC.

THIS AMENDMENT NO. 1 (this “Amendment”), effective as of January        , 2021, is made to the Amended and Restated Bylaws (the “Bylaws”) of Ramaco Resources, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Section 2.14 of the Bylaws and Section 6.1 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) permit any action required or permitted to be taken at any annual meeting or special meeting of the Company’s stockholders to be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of the Company’s outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and

WHEREAS, Section 8.1 of the Bylaws and Section 8.1 of the Certificate of Incorporation state that, prior to the Trigger Date (as defined in each such document), the Board is permitted to adopt, amend or repeal the Bylaws of the Company with the approval of a majority of all members of the Board and the affirmative vote of holders of not less than 50% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class; and

WHEREAS, by written consent of holders of a majority of our outstanding common stock dated as of December 10, 2020 and by resolution of a majority of all members of the Board in accordance with Section 8.1 of the Bylaws and Section 8.1 of the Certificate of Incorporation, the following Amendment has been approved.

AMENDMENT

NOW, THEREFORE, pursuant to Section 8.1 of the Bylaws, the Board hereby amends the Bylaws as follows:

1.	Amendment to Bylaws: The Bylaws shall be amended to rename the officer position of President and Chief Executive Officer as Chief Executive Officer by replacing each reference therein to “President and Chief Executive Officer” with “Chief Executive Officer” and otherwise deleting any reference to the President contained in the Bylaws.

Except as specifically set forth herein, the Bylaws shall continue in full force and effect.

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